Exhibit 10.1

UNITED STATES OF AMERICA

BEFORE THE

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

WASHINGTON, D.C.

STATE OF FLORIDA

OFFICE OF FINANCIAL REGULATION

TALLAHASSEE, FLORIDA

Written Agreement by and among
SUN AMERICAN BANCORP	Docket Nos. 08-056-WA/RB-HC
Boca Raton, Florida	08-056-WA/RB-SM
SUN AMERICAN BANK	OFR ADMINISTRATIVE
Boca Raton, Florida	FILE NO: 0583-FI-11/08
FEDERAL RESERVE BANK OF ATLANTA
Atlanta, Georgia
and
STATE OF FLORIDA
OFFICE OF FINANCIAL REGULATION
Tallahassee, Florida

WHEREAS, in recognition of their common goal to maintain the financial soundness of Sun American Bancorp, Boca Raton, Florida (“Sun American”), a registered bank holding company, and its subsidiary bank, Sun American Bank, Boca Raton, Florida (the “Bank”), a state chartered bank that is a member of the Federal Reserve System, Sun American, the Bank, the Federal Reserve Bank of Atlanta (the “Reserve Bank”), and the State of Florida Office of Financial Regulation (the “OFR”) have mutually agreed to enter into this Written Agreement (the “Agreement”); and

WHEREAS, on January 21, 2009, the boards of directors of Sun American and the Bank, at duly constituted meetings, adopted resolutions authorizing and directing Michael E. Golden, President and Chief Executive Officer, to enter into this Agreement on behalf of Sun American and the Bank, and consenting to compliance with each and every applicable provision of this Agreement by Sun American, the Bank, and their institution-affiliated parties, as defined in Sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. §§ 1813(u) and (b)(3)), and Section 655.005(1)(i), Florida Statutes.

NOW, THEREFORE, Sun American, the Bank, the Reserve Bank, and the OFR agree as follows:

Board Oversight

1.

Within 60 days of this Agreement, the board of directors of the Bank shall submit to the Reserve Bank and the OFR a written plan to strengthen board oversight of the management and operations of the Bank. The plan shall, at a minimum, address, consider, and include:

(a)

The actions that the board of directors will take to improve the Bank’s condition and maintain effective control over, and supervision of, the Bank’s major operations and activities, including but not limited to, credit risk management, credit administration, processes to mitigate risks associated with credit concentrations, and earnings;

(b)

the responsibility of the board of directors to monitor management’s adherence to approved Bank policies and procedures, and to require management to document exceptions thereto; and

(c)

the establishment of measures to ensure Bank staff’s adherence to approved policies and procedures.

Credit Risk Management

2.

Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank and the OFR an acceptable written plan to strengthen credit risk management practices. The plan shall, at a minimum, address, consider, and include:

(a)

Procedures to periodically review and revise risk exposure limits to address changes in market conditions and strategies to minimize credit losses;

(b)

procedures to identify, limit, and manage concentrations of credit that are consistent with the Interagency Guidance on Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices, dated December 12, 2006 (SR 07-1);

(c)

procedures for timely and accurate identification of credit risk in the loan portfolio; and

(d)

procedures to enhance management’s monitoring and controlling the level of problem assets.

Loan Policies and Procedures

3.

Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank and the OFR acceptable revised written loan policies and procedures that shall, at a minimum, address, consider, and include:

(a)

A description of the specific types and volume of loans that may be made by the Bank and an appropriate portfolio mix of loan types;

(b)

standards for renewing, extending, or modifying existing loans;

(c)

the appropriate use of interest reserves;

(d)

a prohibition on the capitalization of interest; and

(e)

formal appraisal review training for appropriate staff.

Loan Review Program

4.

Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank and the OFR an acceptable written program to enhance the loan review function. The program shall, at a minimum, address, consider, and include:

(a)

The scope and frequency of loan review;

(b)

standards and criteria for assessing the credit quality of loans;

(c)

application of loan grading standards and criteria to the loan portfolio;

(d)

controls to ensure adherence to the revised loan review and grading standards; and

(e)

written reports to the board of directors, at least quarterly, that identify and report the status of those loans that are nonperforming or adversely graded and the prospects for full collection or strengthening of the quality of any such loans.

Asset Improvement

5.

(a)

The Bank shall not, directly or indirectly, extend or renew any credit to or for the benefit of any borrower, including any related interest of the borrower, who is obligated to the Bank in any manner on any extension of credit or portion thereof that has been charged off by the Bank or classified, in whole or in part, “loss” in the report of examination of the Bank conducted by the OFR that commenced on August 25, 2008 (“Report of Examination”) or in any subsequent report of examination, as long as such credit remains uncollected.

(b)

The Bank shall not, directly or indirectly, extend or renew any credit to or for the benefit of any borrower, including any related interest of the borrower, whose extension of credit has been classified “doubtful” or “substandard” in the Report of Examination or in any subsequent report of examination, without the prior approval of the Bank’s board of directors.

The board of directors shall document in writing the reasons for the extension of credit or renewal, specifically certifying that: (i) the extension of credit is necessary to protect the Bank’s interest in the ultimate collection of the credit already granted or (ii) the extension of credit is in full compliance with the Bank’s written loan policy, is adequately secured, and a thorough credit analysis has been performed indicating that the extension or renewal is reasonable and justified, all necessary loan documentation has been properly and accurately prepared and filed, the extension of credit will not impair the Bank’s interest in obtaining repayment of the already outstanding credit, and the board of directors reasonably believes that the extension of credit or renewal will be repaid according to its terms. The written certification shall be made a part of the minutes of the board of directors meetings, and a copy of the signed certification, together with the credit analysis and related information that was used in the determination, shall be retained by the Bank in the borrower’s credit file for subsequent supervisory review. For purposes of this Agreement, the term “related interest” is defined as set forth in Section 215.2(n) of Regulation O of the Board of Governors of the Federal Reserve System (the “Board of Governors”) (12 C.F.R. § 215.2(n)) and Section 658.48, Florida Statutes.

6.

(a)

Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank and the OFR an acceptable written plan designed to improve the Bank’s position through repayment, amortization, liquidation, additional collateral, or other means on each loan or other asset in excess of $500,000, including other real estate owned (“OREO”), that (i) is past due as to principal or interest more than 90 days as of the date of this Agreement; (ii) is on the Bank’s problem loan list; or (iii) was adversely classified in the Report of Examination. In developing the plan for each loan, the Bank shall, at a minimum, review, analyze, and document the financial position of the borrower, including source of repayment, repayment ability, and alternative repayment sources, as well as the value and accessibility of any pledged or assigned collateral, and any possible actions to improve the Bank’s collateral position.

(b)

Within 30 days of the date that any additional loan or other asset in excess of $500,000, including OREO, becomes past due as to principal or interest for more than

90 days, is on the Bank’s problem loan list, or is adversely classified in any subsequent report of examination of the Bank, the Bank shall submit to the Reserve Bank and the OFR an acceptable written plan to improve the Bank’s position on such loan or asset.

(c)

Within 30 days after the end of each calendar quarter thereafter, the Bank shall submit a written progress report to the Reserve Bank and the OFR to update each asset improvement plan, which shall include, at a minimum, the carrying value of the loan or other asset and changes in the nature and value of supporting collateral, along with a copy of the Bank’s current problem loan list, extension report, and past due/non-accrual report. The board of directors shall review the progress reports before submission to the Reserve Bank and the OFR and shall document the review in the minutes of the board of directors’ meetings.

Allowance for Loan and Lease Losses

7.

(a)

Within 10 days of this Agreement, the Bank shall eliminate from its books, by charge-off or collection, all assets or portions of assets classified “loss” in the Report of Examination that have not been previously collected in full or charged off. Thereafter the Bank shall, within 30 days from the receipt of any federal or state report of examination, charge off all assets classified “loss” unless otherwise approved in writing by the Reserve Bank and the OFR.

(b)

Within 60 days of this Agreement, the Bank shall review and revise its allowance for loan and lease losses (“ALLL”) methodology consistent with relevant supervisory guidance, including the Interagency Policy Statements on the Allowance for Loan and Lease Losses, dated July 2, 2001 (SR 01-17 (Sup)) and December 13, 2006 (SR 06-17), and the findings and recommendations regarding the ALLL set forth in the Report of Examination, and submit a description of the revised methodology to the Reserve Bank and the OFR. The revised ALLL methodology shall be designed to maintain an adequate ALLL and shall address, consider, and include, at a minimum, the reliability of the Bank’s loan grading system, the volume of criticized loans, concentrations of credit, the current level of past due and nonperforming loans, past loan loss experience, evaluation of probable losses in the Bank’s loan portfolio, including adversely classified loans, and the impact of market conditions on loan and collateral valuations and collectibility.

(c)

Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank and the OFR an acceptable written program for the maintenance of an adequate ALLL. The program shall include policies and procedures to ensure adherence to the revised ALLL methodology and provide for periodic reviews and updates to the ALLL methodology, as appropriate. The program shall also provide for a review of the ALLL by the board of directors on at least a quarterly calendar basis. Any deficiency found in the ALLL shall be remedied in the quarter it is discovered, prior to the filing of the Consolidated Reports of Condition and Income, by additional provisions. The board of directors shall maintain written documentation of its review, including the factors considered and conclusions reached by the Bank in determining the adequacy of the ALLL. During the term of this Agreement, the Bank shall submit to the Reserve Bank and the OFR, within 30 days after the end of each calendar quarter, a written report regarding the board of directors’ quarterly review of the ALLL and a description of any changes to the methodology used in determining the amount of ALLL for that quarter.

Capital Plan

8.

Within 60 days of this Agreement, Sun American shall submit to the Reserve Bank an acceptable written plan to maintain sufficient capital at Sun American on a consolidated basis, and the Bank shall submit to the Reserve Bank and the OFR an acceptable written plan to maintain sufficient capital at the Bank as a separate legal entity on a stand-alone basis. The plans shall, at a minimum, address, consider, and include the Bank’s current and future capital requirements, including:

(a)

Sun American’s current and future capital requirements, including compliance with the Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measure and Tier 1 Leverage Measure, Appendices A and D of Regulation Y of the Board of Governors (12 C.F.R. Part 225, App. A and D);

(b)

the Bank’s current and future capital requirements, including compliance with the Capital Adequacy Guidelines for State Member Banks: Risk-Based Measure and Tier 1 Leverage Measure, Appendices A and B of Regulation H of the Board of Governors (12 C.F.R. Part 208, App. A and B);

(c)

the adequacy of the Bank’s capital, taking into account the volume of classified credits, concentrations of credit, ALLL, current and projected asset growth, and projected retained earnings;

(d)

the source and timing of additional funds to fulfill Sun American’s and the Bank’s future capital requirements;

(e)

the requirements of Section 225.4(a) of Regulation Y of the Board of Governors (12 C.F.R. § 225.4(a)) that Sun American serve as a source of strength to the Bank; and

(f)

procedures for Sun American and the Bank to notify the Reserve Bank and the OFR, in writing, no more than 30 days after the end of any quarter in which any of Sun American’s consolidated capital ratios or the Bank’s capital ratios (total risk-based, Tier 1, or leverage) fall below the appropriate plan’s minimum ratios and to submit to the Reserve Bank and the OFR an acceptable written plan that details the steps Sun American or the Bank, as appropriate, will take to increase Sun American’s or the Bank’s capital ratios to or above the respective plan’s minimum within 30 days of such calendar quarter-end date.

Earnings Plan and Budget

9.

(a)

Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank and the OFR a written business plan for 2009 through 2011 to improve the Bank’s earnings and overall condition that shall, at a minimum, provide for or describe:

(i)

a realistic and comprehensive budget for calendar year 2009, including income statement and balance sheet projections; and

(ii)

a description of the operating assumptions that form the basis for, and adequately support, major projected income, expense, and balance sheet components.

(b)

The business plan shall be synchronized with the details of the budget and earnings forecasts.

(c)

Upon adoption, the Bank shall implement the business plan. Bank management shall report monthly to the Bank’s board of directors on progress made in implementing the business plan. The written monthly reports shall compare actual financial results to those projected in the business plan. In the event that revisions to the plan are necessary, such revisions shall be forwarded to the Reserve Bank and the OFR within 15 days of adoption.

(d)

A business plan and budget for each calendar year subsequent to 2009 shall be submitted to the Reserve Bank and the OFR with the progress reports required to be submitted following each December 31st.

Contingency Funding Plan

10.

Within 60 days of this Agreement, the Bank shall revise and submit to the Reserve Bank and the OFR an acceptable written contingency funding plan that, at a minimum, identifies available sources of liquidity and includes adverse scenario planning.

Dividends

11.

(a)

Sun American and the Bank shall not declare or pay any dividends without the prior written approval of the Reserve Bank, the Director of the Division of Banking Supervision and Regulation of the Board of Governors, and, as to the Bank, the OFR.

(b)

Sun American shall not take any other form of payment representing a reduction in capital from the Bank without the prior written approval of the Reserve Bank.

(c)

All requests for prior approval shall be received at least 30 days prior to the proposed dividend declaration date. All requests shall contain, at a minimum, current and projected information, as appropriate, on Sun American’s capital, earnings, and cash flow; the Bank’s capital, asset quality, earnings and ALLL needs; and identification of the sources of funds for the proposed payment. Sun American and the Bank, as appropriate, must also demonstrate that the requested declaration or payment of dividends is consistent with the Board of Governors’ Policy Statement on the Payment of Cash Dividends by State Member Banks and Bank Holding Companies, dated November 14, 1985 (Federal Reserve Regulatory Service,

4-877 at page 4-323), and the Bank must demonstrate compliance with Section 658.37, Florida Statutes.

Debt and Stock Redemption

12.

(a)

Sun American shall not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the Reserve Bank. All requests for prior written approval shall contain, but not be limited to, a statement regarding the purpose of the debt, the terms of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

(b)

Sun American shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Reserve Bank.

Compliance with Laws and Regulations

13.

(a)

Within 30 days of this Agreement, the Bank shall eliminate or correct the violations of law and regulation cited in the Report of Examination.

(b)

In appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, Sun American and the Bank shall comply with the notice provisions of Section 32 of the FDI Act (12 U.S.C. § 1831i) and Subpart H of Regulation Y of the Board of Governors (12 C.F.R. §§ 225.71 et seq.) and, as to the Bank, the notice provisions of Section 655.0385, Florida Statutes, for directors and executive officers as defined in Section 655.005, Florida Statutes.

(c)

Sun American and the Bank shall comply with the restrictions on indemnification and severance payments of Section 18(k) of the FDI Act (12 U.S.C. § 1828(k)) and Part 359 of the Federal Deposit Insurance Corporation’s regulations (12 C.F.R. Part 359).

Compliance with the Agreement

14.

(a)

Within 10 days of this Agreement, the boards of directors of Sun American and the Bank shall appoint a joint committee (the “Compliance Committee”) to monitor and coordinate Sun American’s and the Bank’s compliance with the provisions of this Agreement. The Compliance Committee shall include a majority of outside directors who are not executive officers or principal shareholders of Sun American and the Bank, as defined in Sections 215.2(e)(1) and 215.2(m)(1) of Regulation O of the Board of Governors (12 C.F.R. §§ 215.2(e)(1) and 215.2(m)(1)). At a minimum, the Compliance Committee shall meet at least monthly, keep detailed minutes of each meeting, and report its findings to the boards of directors of Sun American and the Bank.

(b)

Within 30 days after the end of each calendar quarter following the date of this Agreement, the Bank shall submit to the Reserve Bank and the OFR written progress reports detailing the form and manner of all actions taken to secure compliance with this Agreement and the results thereof.

Approval and Implementation of Plans, Programs, Policies, and Procedures

15.

(a)

The Bank and, as applicable, Sun American shall submit written plans, programs, policies, and procedures that are acceptable to the Reserve Bank and the OFR within the applicable time periods set forth in paragraphs 2, 3, 4, 6, 7(c), 8, and 10 of this Agreement.

(b)

Within 10 days of approval by the Reserve Bank and the OFR, the Bank and, as applicable, Sun American shall adopt the approved plans, programs, policies, and procedures. Upon adoption, the Bank and, as applicable, Sun American shall promptly implement the approved plans, programs, policies, and procedures, and thereafter fully comply with them.

(c)

During the term of this Agreement, the approved plans, programs, policies, and procedures shall not be amended or rescinded without the prior written approval of the Reserve Bank and the OFR.

Communications

16.

All communications regarding this Agreement shall be sent to:

(a)

Mr. Steve Wise

Assistant Vice President

Federal Reserve Bank of Atlanta

1000 Peachtree Street, N.E.

Atlanta, Georgia 30309-4470

(b)

Ms. Linda B. Charity

Director

State of Florida

Office of Financial Regulation

Division of Financial Institutions

200 E. Gaines Street

Tallahassee, Florida 32399-0370

(c)

Mr. Michael E. Golden

President and Chief Executive Officer

Sun American Bancorp

Sun American Bank

9293 Glades Road

Boca Raton, Florida 33434

Miscellaneous

17.

Notwithstanding any provision of this Agreement, the Reserve Bank and the OFR may, in their sole discretion, grant written extensions of time to Sun American and the Bank to comply with any provision of this Agreement.

18.

The provisions of this Agreement shall be binding upon Sun American, the Bank, and their institution-affiliated parties, in their capacities as such, and their successors and assigns.

19.

Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank and the OFR.

20.

The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, the OFR, or any other federal or state agency from taking any other action affecting Sun American, the Bank, or any of their current or former institution-affiliated parties and their successors and assigns.

21.

Pursuant to Section 50 of the FDI Act (12 U.S.C. § 1831aa), this Agreement is enforceable by the Board of Governors under Section 8 of the FDI Act (12 U.S.C. § 1818).

22.

This Agreement is enforceable by the OFR as a “written agreement,” as the term is contained in Sections 655.033 and 655.041, Florida Statutes, pursuant to Chapters 120, 655, and 658, Florida Statutes.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 28th day of January, 2009.

SUN AMERICAN BANCORP		FEDERAL RESERVE BANK OF ATLANTA

By:	/s/ MICHAEL E. GOLDEN	By:	/s/ STEVE WISE
	Michael E. Golden		Steve Wise
	President and Chief Executive Officer,		Assistant Vice President

SUN AMERICAN BANK		STATE OF FLORIDA OFFICE OF FINANCIAL REGULATION

By:	/s/ MICHAEL E. GOLDEN	By:	/s/ LINDA B. CHARITY
	Michael E. Golden		Linda B. Charity
	Chairman, President, and Chief Executive Officer		Director Division of Financial Institutions